SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 15, 2012, Charter Communications, Inc. (the “Company”) announced the final results of the previously announced cash tender offers for the Charter Communications Operating, LLC (“Charter Operating”) 8% Senior Second Lien Notes due 2012 (“2012 Notes”), the Charter Operating 10.875% Senior Second Lien Notes due 2014 (“2014 Notes”) and the CCH II, LLC (“CCH II”) 13.50% Senior Notes due 2016 (“2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) commenced January 11, 2012. The tender offers expired on February 14, 2012 (the "Expiration Date").

As of the Expiration Date, approximately $300 million aggregate principal amount of the 2012 Notes, $294 million aggregate principal amount of the 2014 Notes and $334 million aggregate principal amount of the 2016 Notes were validly tendered.  This represented approximately 59.87%, 94.25% and 22.56% of the outstanding principal amount of the 2012 Notes, 2014 Notes and 2016 Notes, respectively.

The Company accepted for payment all of the 2012 Notes, 2014 Notes and 2016 Notes that were validly tendered and not withdrawn by the Expiration Date.  In addition, the Company announced that it had notified the note holders of the redemption of all the remaining 2014 Notes on March 15, 2012.  The press release announcing the final results of the tender offers and the 2014 Notes redemption in more detail is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press release announcing the final results of the tender offers dated February 15, 2012.*
___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Date: February 21, 2012

By:	s/s Kevin D. Howard
Name: Kevin D. Howard
Title: Senior Vice President-Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the final results of the tender offers dated February 15, 2012.*
___________

* filed herewith